     Exhibit 10.3
TERMINATION OF SUBLEASE
     This TERMINATION OF SUBLEASE (this “Agreement”) is made and entered into as of May 7, 2007 (the “Effective Date”) by and between HUMAN GENOME SCIENCES, INC., a Delaware corporation (“HGSI”) and NOVAVAX, INC., a Delaware corporation (“Novavax”).
RECITALS:
     A. GP Rock One, L.L.C., a Rhode Island limited liability company (“GP Rock”) owns that certain improved real property located at 9920 Belward Campus Drive, Rockville, Maryland, in Montgomery County, Maryland, more particularly described as Lot 4, Block A in The Johns Hopkins Belward Research Campus Subdivision, Montgomery County, Maryland (the “Property”).
     B. GP Rock, as landlord, and HGSI, as tenant, are parties to that certain Lease Agreement dated December 19, 2000, as amended by that certain First Amendment to Lease dated March 23, 2001 (collectively, the “HGSI Prime Lease”), whereby HGSI leases all of the Property.
     C. HGSI subleases all of the Property to Novavax pursuant to the terms of that certain Sublease dated October 6, 2006 (the “Sublease”) by and between HGSI, as sublandlord, and Novavax, as subtenant.
     D. Effective as of April 26, 2007, HGSI acquired 100% of the membership interests in GP Rock, HGSI and GP Rock intend to terminate the HGSI Prime Lease, and HGSI and Novavax now desire concurrently to terminate the Sublease, subject to the terms and conditions set forth hereafter.
     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Recitals. The Recitals set forth above are material and substantive parts of this Agreement and are incorporated into this Agreement by this reference.
     2. Termination of Sublease. As of the Effective Date, but subject to the condition set forth in Paragraph 3 below, the parties hereby terminate the Sublease and release each other from any rights and obligations under the Sublease, exclusive of those rights and obligations that by their terms survive termination of the Sublease.
     3. Condition Precedent. It is a condition precedent to the effectiveness of this Agreement that, concurrently with this Agreement (a) HGSI and GP Rock terminate the HGSI Prime Lease, and (b) GP Rock and Novavax enter into a new, direct lease.

     4. Mutual Representation and Warranty. Each party represents and warrants to the other party that, from October 6, 2006, up to and including the Effective Date of this Agreement, such party has no actual knowledge (a) that there exists a default by either party to the Sublease, or (b) that there exists any state of facts which, with the giving of notice, the passage of time, or both, would constitute a default thereunder.
     5. Miscellaneous.
          (a) Binding Effect. This Agreement shall be binding on the parties hereto and their respective heirs, successors and assigns.
          (b) Modification. This Agreement may be amended or supplemented only in writing by an instrument executed by the parties.
          (c) Further Assurances; Authorization. The parties hereto shall promptly cause to be taken, executed, acknowledged and delivered all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement.
          (d) Counterparts. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement.
          (e) Governing Law. This Agreement shall be governed by and construed in accordance with Maryland law, without regard to conflicts of laws principles.
[signatures appear on following page]

     IN WITNESS WHEREOF, the undersigned have executed, acknowledged, sealed and delivered this Termination of Sublease as of the Effective Date set forth above.

HGSI: HUMAN GENOME SCIENCES, INC., a Delaware corporation
By:	/s/ Barry Labinger		(SEAL)
	Name:	Barry Labinger
	Title:	Executive VP & CCO

NOVAVAX: NOVAVAX, INC., a Delaware corporation
By:	/s/ Rahul Singhvi		(SEAL)
	Name:	Rahul Singhvi
	Title:	President & CEO